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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 1999 relating to the financial statements appearing in Algos Pharmaceutical Corporation's (a development stage enterprise) Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the heading `Experts' in such Registration Statement.

                                               PricewaterhouseCoopers LLP


Florham Park, New Jersey
May 25, 1999